Broadridge

Broadridge Financial Solutions, Inc.
Investor Communication Solutions, MIS
60 Research Road, Hingham, MA 02043
877 868 3647

July 24, 2007

Stephanie Boes
Nicholas Applegate Institutional Funds
600 W Broadway
32nd Floor
San Diego, CA 92101

RE: U.S. Systematic Mid Cap Growth Fund
CERTIFICATE OF TABULATION

This is to certify that Management Information Services, an ADP Company, received a record date file as of May 31, 2007 containing 1,875,054.119 shares of U.S. Systematic Mid Cap Growth Fund issued and outstanding and entitled to vote at the Special Meeting of Shareholders of the U.S.
Systematic Mid Cap Growth Fund to be held on July 25,2007 if represented.

BROADRIDGE FINANCIAL SOLUTIONS INC. has tabulated proxies totaling 1,566,542.947 shares, which is 83.547% of the shares on the record date file. A summary of voted shares, by proposal, is attached.

BROADRIDGE FINANCIAL SOLUTIONS INC. does not guarantee the genuineness of the signature(s) of any shareholder or assume any responsibility for the legality of any voted proxy.

Sincerely,
BROADRIDGE FINANCIAL SOLUTIONS INC.
/S/ Geralyn Valencius
Geralyn Valencius
Project Administrator

Enclosure







SHAREHOLDER RESPONSE SUMMARY REPORT
NICHOLAS-APPLEGATE
U. S. SYSTEMATIC MID CAP GROWTH FUND
July 25, 2007


           No. of Shares    % of Outstanding Shares   % of Shares Voted

1. Proposal to approve the reorganization of the Nicholas-Applegate U.S. Systematic Mid Cap Growth Fund with and into the Allianz NACM Mid-Cap Growth Fund, as described in the Proxy Statement and the Agreement and Plan of Reorganization.

Affirmative  	1,566,542.947        83.547%           100.000%
Against                  .000          .000%              .000%
Abstain		         .000          .000%              .000%
TOTAL		1,566,542.947        83.547%           100.000%

2. Proposal to approve the new advisory agreement between Allianz
Global Fund Management and the Nicholas-Applegate Institutional
Funds with respect to the Nicholas-Applegate U.S. Systematic Mid
Cap Growth Fund, as described in the Proxy Statement.

Affirmative  	1,566,542.947        83.547%            100.000%
Against                  .000          .000%               .000%
Abstain		         .000          .000%               .000%
TOTAL		1,566,542.947        83.547%            100.000%

3. Proposal to approve the new sub-advisory agreement between Allianz Global Investors Fund Management LLC and Nicholas-Applegate
Capital Management LLC with respect to the Nicholas-Applegate
U.S. Systematic Mid Cap Fund, as described in the Proxy Statement.

Affirmative  	1,566,542.947        83.547%            100.000%
Against                  .000          .000%               .000%
Abstain		         .000          .000%               .000%
TOTAL		1,566,542.947        83.547%            100.000%

** FUND TOTALS:      SHARES
RECORD TOTAL    1,875,054.119
VOTED SHARES    1,566,542.947
PERCENT VOTED          83.547%

Investor Communication Solutions, MIS 60 Research Road Hingham, MA 02043
Phone: 877 868 3647 Fax: 781 740 3735 Email: mis@broadridge.com






Broadridge

Broadridge Financial Solutions, Inc.
Investor Communication Solutions, MIS
60 Research Road, Hingham, MA 02043
877 868 3647

Re: NICHOLAS-APPLEGATE U. S. SYSTEMATIC MID CAP GROWTH FUND

STATE OF NEW YORK

COUNTY OF SUFFOLK

Geralyn Valencius being duly sworn deposes and says that she is a Project Administrator of BROADRIDGE FINANCIAL SOLUTIONS INC. of Hingham, Massachusetts and that commencing on the third day of July in the year Two Thousand Seven, she served Notice of which the annexed is a copy upon record date holders.

That such service was made by duly mailing through U.S. Postal Authorities, with legal postage paid thereon, a copy of said notice as provided by Nicholas-Applegate Institutional Funds, addressed to each shareholder at his, her, their or its usual Post Office address as appeared on the books of the Fund as of record date, May 31, 2007. This was done through the regular course of business.

/s/ Geralyn Valencius
Geralyn Valencius
Project Administrator

Subscribed and sworn before me in the Town of Hingham this 23rdth day of March, 2007.

/s/ G. Scott  Merrill
G. Scott  Merrill
Notary Public
COMMONWEALTH OF MASSACHUSETTS
My commission expires March 31, 2011